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EXHIBIT 10.30

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                BIOMERICA, INC.

                            AND SANGUI BIO TECH, INC




                         Dated as of September 12, 2002


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                            ASSET PURCHASE AGREEMENT



         This ASSET PURCHASE AGREEMENT, dated as of September 15, 2002 (this "Agreement"), is made and entered into by Biomerica Inc., a Delaware corporation ("Buyer" or "BMRA"), on the one hand, and Sangui Bio Tech, Inc., a Delaware company ("Seller" or "Sangui"), on the other hand, with reference to the following facts:


                                    RECITALS
                                    --------

         A. Whereas Seller is the owner and titleholder to certain technology which includes the necessary know-how and expertise as listed in Schedule A to manufacture certain immunodiagnostic test kits using antibodies provided by third parties (hereafter "Intellectual Assets"); and

         B. Whereas, Buyer wishes to purchase these Intellectual Assets along with the ancillary tangible assets listed in Schedules B and C (together, the "Assets"):


         NOW, THEREFORE, in consideration of the above premises, and the representations, warranties, covenants, conditions and promises hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

         1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

         AFFILIATE shall mean, with respect to any Person: (i) any director, officer, employee or partner of such Person and any member of the family (including spouse and siblings) of such Person or of any director, officer or partner of such Person; and (ii) any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. As used in this definition, "control" (and the correlatives, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise); provided, however, that in any event, any Person which owns, directly or indirectly, fifty percent (50%) or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation (other than securities having such power only by reason of the happening of a contingency) or fifty percent (50%) or more of the partnership or other ownership interests of any non-corporate



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Person (other than as a limited partner of such other Person) shall be deemed to control such corporation or other Person.

         AGREEMENT shall mean this Asset Purchase Agreement, together with its exhibits and schedules.

         CLAIM shall mean any claim, legal or equitable cause of action, suit, litigation, proceeding (including a regulatory or administrative proceeding), grievance, complaint, demand, charge, investigation, audit, arbitration, mediation or other process for settling disputes or disagreements, including, without limitation, any of the foregoing processes or procedures in which injunctive or equitable relief is sought.

         CLOSING shall have the meaning set forth in Section 8.1.

         CONTRACT shall mean any contract or agreement related to the Assets.

         DISCLOSURE SCHEDULES shall mean the disclosure schedules of Seller, executed and delivered by Seller concurrently herewith, and as may be amended in accordance with Section 6.6 below.

         GROSS REVENUE shall mean the sum of all worldwide billings of the Buyer or its Affiliates to purchasers of the products, less any credits, third-party royalties, commissions, the cost of returned goods, discounts, or shipping charges.

         JUDGMENT shall mean any judgment, writ, order, injunction or decree of or by any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any governmental authority.

         KNOWLEDGE shall mean (i) when modifying or qualifying a representation, warranty or other statement furnished by a party under this Agreement, that the fact, situation or circumstance described therein is either actually known and/or, with the exercise of reasonable inquiry or investigation under the circumstances, should have been known by any manager, member, officer, director or employee of such party; or (ii) when modifying or qualifying a representation, warranty or other statement furnished by a party under this Agreement as to the nonexistence of a fact, situation or circumstance described therein, that no manager, member, officer, director or employee is either actually aware of and/or, with the exercise of reasonable inquiry under the circumstances, should have been aware of such fact, situation or circumstance.

         LAW shall mean the common law and any federal, state or local statute, ordinance, code or other law, rule, regulation, order, standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any governmental authority.

         LIABILITY shall mean any loss, loss of tax benefits or deductions, assessment, fine, penalty, deficiency, interest, payment, expense, cost, debt, indebtedness, liability, lien, claim, contract, judgment, damages of every kind and nature or other obligation (whether due or

                                       2

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payable, absolute or contingent, liquidated or un-liquidated, secured or unsecured). As to Seller, Liability and/or Liabilities shall be strictly limited to matters arising prior to the Closing.

         LIENS shall mean any security agreement, financing statement (whether or not filed), security interest, pledge, conditional sale or other title retention agreement, license, lease, consignment or bailment given for security purposes, lien, charge, option, encumbrance, constructive or other trust, Claim, charge, attachment, exception to or defect in title or other ownership interest, royalty obligations, restrictions on transferability, reservation of rights or restrictive covenants of any kind, whether direct, indirect, accrued or contingent.

         PERSON shall mean any individual, trustee, corporation, general or limited partnership, limited liability company or partnership, joint venture, joint stock company, bank, firm, governmental authority, trust, association, organization or unincorporated entity of any kind.

         PRODUCTS shall mean those assays, test kits and related components listed in Schedule A.

         PURCHASED ASSETS shall mean those Assets listed in Schedules A, B and C.

         TANGIBLE PROPERTY shall mean the inventory and assets specified on Schedules B and C, FOB the place(s) of storage designated by Seller, "as is/where is" with no representations, warranties, or guarantees of any kind or nature, except that tangible property shall be in saleable or usable condition. All costs and risks of shipping and handling shall be the sole responsibility of Buyer. All risk shall transfer to Buyer upon Closing.

         1.2 CONSTRUCTION OF TERMS. The term "or" shall not be exclusive. The terms "herein," "hereof," "hereto" "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause where such terms may appear. The term "including" shall mean "including, but not limited to."

                                   ARTICLE 2

                               PURCHASE AND SALE
                               -----------------

         2.1 SALE OF ASSETS. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall acquire from Seller, good and marketable title to the Purchased Assets, free and clear of any Liens, Judgments and Liabilities.

         Without limiting any other provision of this Agreement, at or prior to the Closing or if subsequently determined, after the Closing, Buyer and Seller shall prepare, and Seller shall execute, deliver and record, if applicable, such reasonable assignments, conveyances or documents of transfer as Buyer deems appropriate to fully transfer, consummate and effectuate the assignment of any Intellectual Assets associated with the Purchased Assets.


                                       3

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         2.2 CONSIDERATION. Upon the terms and subject to the conditions contained herein, as full and complete consideration for the sale, transfer, assignment, conveyance and delivery of the Purchased Assets, Buyer shall pay to Seller cash payments as described below:

         Twenty Thousand United States Dollars on December 1, 2002

         Twenty Thousand United States Dollars on December 1, 2003.

         Twenty Thousand United States Dollars on December 1, 2004.

         2.3 Buyer shall use commercially reasonable efforts to market and sell the Products listed in Appendix A. In the unlikely event that sales of the Products listed in Appendix A for the year October 1, 2002-September 30, 2003 fall below $160,000, then the payment due on December 1, 2003 will be reduced by the same percentage as the percentage of sales reduction. In the event that sales of the Products for the year October 1, 2003-September 1, 2004 fall below $160,000, then the payment due on December 1, 2004 will be reduced by the same percentage as the percentage of sales reduction.

         2.4 LIABILITIES OF SELLER. Buyer is not assuming any Liabilities of Seller, including any Liabilities associated with any of the Purchased Assets, by virtue of this Agreement or otherwise, and Seller shall be totally and exclusively responsible for and shall timely pay, satisfy or provide for such Liabilities.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                                   OF SELLER
                                   ---------

         Seller hereby represents, warrants and covenants to Buyer that, to the Seller's knowledge, except as otherwise set forth in the Disclosure Schedules attached hereto, the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct.

         3.1 ORGANIZATION; QUALIFICATION. Seller is a corporation duly organized, validly existing and validly subsisting under the laws of the State of Delaware, has the power and authority to own all of its assets, including the Purchased Assets, and to carry on its business as it is now being conducted and is duly qualified to do business, is validly subsisting in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, and possesses all licenses, franchises, rights and privileges related to the conduct of its business.

         3.2 AUTHORITY OF SELLER. Seller has the full power and authority to enter into this Agreement and any related documents to which Seller is a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and any related documents by Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Seller's Board of Directors, and no other proceedings on the part of Seller is necessary to authorize this Agreement or the related documents or the transactions contemplated hereby and thereby. This Agreement has, and any

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related documents will have been duly and validly executed and delivered by
Seller and constitute the valid and binding agreements of Seller, enforceable against Seller in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.3 NO VIOLATION. The execution, delivery and performance of this Agreement and any related document and the consummation of the transactions contemplated hereby and thereby will not constitute, nor with notice or lapse of time or both would constitute: (i) a violation of Seller's Certificate of Organization (as amended or restated to date), or corporate resolutions or actions of Seller's managers; (ii) a breach of or default under any Contract or Judgment to which Seller is a party or is subject or to which any of the Purchased Assets is subject or bound; (iii) an event which would permit any Person to terminate any such Contract or to accelerate the maturity of any indebtedness or other obligation of Seller; or (iv) the creation or imposition of any Lien Assets.

         3.4 TITLE TO PURCHASED ASSETS. Except as otherwise set forth herein:

                  (a) LIST OF PURCHASED ASSETS. The items described on Schedules A, B, and constitute an accurate, correct and complete list and description of all of the Purchased Assets, correctly and adequately identifies all of the Purchased Assets and includes written copies or other evidences of licenses, registrations, filings or applications for registration or filing of Intellectual Assets associated with the Purchased Assets.

                  (b) GOOD TITLE. Except as set forth on Schedule 3.4(b), (i) Seller has good, valid, marketable and indefensible title to, and is the exclusive legal and equitable owner of, or exclusive licensee of, all of the Purchased Assets, including all Intellectual Assets included therein, free and clear of any and all Liens, Judgments and other Liabilities, (ii) there are no Contracts or understandings that are reasonably likely to have an adverse effect upon Seller's title to or other rights respecting the Purchased Assets, and
(iii) no proprietary rights in any of the Purchased Assets have been transferred, whether by sale, assignment or license, or have been lost by Seller.

                  (c) PROTECTION OF OWNERSHIP INTEREST. All of the Intellectual Assets included within the Purchased Assets have been protected, and have not been used, divulged, or appropriated for the benefit of any other Person or to the detriment of Seller. Seller has taken all reasonable security measures to protect the secrecy, confidentiality and value of the Intellectual Assets that will he sold and transferred in accordance with this Agreement. Seller has not taken any action, or, failed to take any action which directly or indirectly caused the proprietary information associated with the Purchased Assets to enter the public domain or in any way affect its value or Seller's absolute and unconditional ownership thereof

                  (d) NO LIMITATIONS ON PURCHASED ASSETS. Except as set forth in
Schedule 3.4(c), all rights to any Tangible Property or Intellectual Assets which constitute any portion of the Purchased Assets have been validly acquired or created, and are owned, by Seller, free and

                                       5

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clear of any Liens, Judgments or other adverse claims by any predecessor of
Seller, or creditor of Seller, and no such property rights remain in any such Person or entity. Seller is under no obligation to pay any other Person, any royalties or other fixed or contingent amounts based upon the sale, license, distribution or other use or exploitation of any of the Purchased Assets and, upon the consummation of the transactions set forth herein, Buyer shall .not be subject to any limitations, obligations, contingencies, royalties or restrictions with regard to the sale, license, distribution or other transfer or exploitation of the Purchased Assets.

         3.5 INTELLECTUAL ASSETS. Except as otherwise set forth herein:

                  (a) Schedule A sets forth an accurate, correct and complete list of the Seller's Intellectual Assets that are being transferred to Buyer through this Asset Purchase Agreement.

                  (b) Except as set forth in Schedule 3.5(b) (i) Seller has good, valid, marketable and indivisible title to and is the exclusive legal and equitable owner of, all of the Intellectual Assets, free and clear of any Liens, Judgments or other Liabilities; (ii) Seller is the owner of and has the exclusive rights to any applications or registrations relating to, or public or private filings made with respect to, any of the Intellectual Assets; (iii) no action, suit, proceeding or investigation concerning such Intellectual Assets is pending or, to Seller's Knowledge, threatened; (iv) neither such Intellectual Assets nor Seller's use of such Intellectual Assets interferes with, infringes upon, conflicts with or otherwise violates the rights of any Person or, are being interfered with or infringed upon by any Person, and none is subject to any outstanding Judgment, stipulation or charge; (v) Seller has not agreed to indemnify any Person for or against any infringement of or by such Intellectual Assets; (vi) to Seller's Knowledge, there have not been any patent, invention or application therefore or similar property or development which would bar the use of or infringe upon any such Intellectual Assets or render obsolete or adversely affect the products or services relating to such Intellectual Assets. Except as set forth in Schedule 3.5(b), Seller is not subject to any Judgment of any governmental authority or any arbitrator, nor is Seller a party to any Contract, which restricts or impairs its use of any of the Intellectual Assets.. Seller has not received notice of any violation of trade secret rights, copyrights or other proprietary rights with respect to any of the Intellectual Assets and, to Seller's knowledge, there is no basis therefore,

                  (c) To the knowledge, information and belief of Seller, the transactions contemplated by this Agreement will not affect the validity or enforceability of, or create a Lien or claim upon, any right, title or interest of Seller in or to the Intellectual Assets. No approval or consent is required to be obtained, and no notice is required to be given, with respect to the Intellectual Assets in connection with this Agreement or the consummation of the transactions contemplated hereunder.

         3.6 MANUFACTURING AND TECHNOLOGY RIGHTS. Seller has not granted rights to manufacture, publish, produce, assemble, license or sell the Intellectual Assets or any other rights


                                       6

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related to the Purchased Assets to any other Person and is not bound by any
Contract which affects Seller's exclusive right to engage in such activities.

         3.7 LITIGATION. There are no Claims pending before any governmental authority, arbitrator or other dispute resolution body nor, to Seller's Knowledge, is there any threat of or basis for any such Claim: (i) which questions the validity of this Agreement or the related documents or the right of Seller to enter into this Agreement or the related documents; (ii) challenges the ownership or use, in any respect, of any of the Purchased Assets; (iii) challenges the rights of Seller under, or the validity of, any of the Intellectual Assets; or (iv) otherwise affects the Purchased Assets in any manner. There is no Claim being made by Seller which is currently pending or which is intended to be initiated involving any of the Purchased Assets.

         3.8 TAXES. There are no Tax Liens or Judgments against or affecting any of the Purchased Assets and there is no basis for any such Lien or Judgment.

         3.9 COMPLIANCE WITH LAWS. To the best of the Seller's knowledge, information and belief, Seller is in compliance, in all material respects, with all Laws applicable to its operations, businesses, Purchased Assets and activities, including, without limitation, Laws relating to the use, storage, or disposal of any hazardous materials, environmental Laws, Laws relating to the use or occupancy of any real property, antitrust Laws arid other Laws governing competitive practices, Tax Laws and the Employee Retirement Income Security Act of 1974, as amended, except to the extent that non-compliance would have an inconsequential effect upon any of the Purchased Assets.

         3.10 INVESTMENT BANKERS, FIND OR BROKERS. Neither Seller nor any Affiliate of Seller will have an obligation to pay any broker, finder, investment banker, financial advisor or similar fee or expense in connection with the transactions described in this Agreement and the related documents by reason of any action taken by or on behalf of Seller.

         3.11 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty furnished by Seller or the Members in this Agreement, the Disclosure Schedules, and in any certificate, agreement or document furnished by Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements or facts contained herein or therein not misleading in view of the circumstances under which they are made.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

         Buyer represents, warrants and covenants to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         4.1 ORGANIZATION: QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has the corporate power

                                       7


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and authority to own its properties and assets and to carry on its business as now conducted, and possesses all licenses, franchises, rights and privileges related to the conduct of its business.

         4.2 CORPORATE AUTHORITY OF BUYER. Buyer has the requisite corporate power and authority to enter into this Agreement and any related documents to which Buyer is a party and to carry out its obligations hereunder and there under. The execution, delivery and performance of this Agreement and the related documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has, and any related documents will have, been duly and validly executed and delivered by Buyer, and are the valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         4.3 INVESTMENT BANKERS, FINDERS OR BROKERS. Buyer will not have an obligation to pay any broker, finder, investment banker, financial advisor or similar fee or expense in connection with the transactions described in this Agreement and the related documents by reason of any action taken by or on behalf of Buyer.

         4.4 MATERIAL MISSTATEMENTS OR OMISSIONS. No representation or warranty furnished by Buyer in this Agreement and in any certificate, agreement or document furnished by Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements or facts contained herein or therein not misleading in view of the circumstances under which they are made.



                                   ARTICLE 5

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

         5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Article 4 of this Agreement shall survive for a period of one (1) year after the Closing Date. Regardless of any investigation which may have been made by or on behalf of Buyer, the representations and warranties of Seller set forth in Article 3 of this Agreement, and in any other certificate or document furnished by Seller pursuant to this Agreement shall survive the Closing for a period of one (1) year after the Closing Date.

         5.2 BUYER'S RIGHT OF OFFSET. Anything in this Agreement to the contrary notwithstanding, with respect to any amount Buyer is obligated to pay because of a breach of Seller of any provision of

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the Article 3, Buyer may withhold and set off against any amount not yet paid, but no greater than the amount scheduled in Article 2. Anything in this Agreement to the contrary notwithstanding, in no event shall Seller be liable to Buyer for any amount in excess of the amount Buyer is obligated to pay Seller pursuant to Article 2, and Buyer's remedy for any claim against Seller pursuant to this Agreement shall be limited to Buyer's right of offset as provided in this Section 5.2.


                                   ARTICLE 6

                      ADDITIONAL COVENANTS AND AGREEMENTS
                      -----------------------------------

         Seller and Buyer further covenant and agree as follows:

         6.1 PUBLIC ANNOUNCEMENTS. Neither Seller or Buyer shall issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions or status of, the transactions provided for herein (including any communication to business partners or governmental authorities) without the prior written consent of the other party as to the content and timing of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgments or revelations which any party is required by Law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by Law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other parties. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance,

         6.2 BEST EFFORTS: FURTHER ASSURANCES. Buyer and Seller shall each use its best efforts in good faith to perform, comply with and otherwise satisfy all of the conditions and covenants to be satisfied by such party under this Agreement prior to the Closing of the transactions contemplated hereunder. Each of the parties hereto shall perform any and all acts and shall execute and deliver any and all additional documents as are or may become reasonably necessary to carry out the provisions of this Agreement that are consistent with the intent of the parties hereto.

         6.3 POST-CLOSING ASSIGNMENTS AND ASSURANCES. If at any time after the Closing legal counsel for Buyer shall deem it necessary, advisable or appropriate to take further or additional steps for the purpose of assigning, assuming, transferring, conveying, perfecting and/or confirming or reducing to possession any of the Purchased Assets or for the purpose of fully consummating the transactions contemplated hereunder or any transactions incident thereto, Seller shall execute, acknowledge and deliver any such reasonable assignments, assumptions, conveyances, certificates or other documents or instruments of transfer consistent with the intent and purposes of this Agreement.

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         6.4 EXPENSES. Except as otherwise provided in this Agreement, Buyer and
Seller shall pay their own costs and expenses (including all legal and accounting fees) arising from the negotiation, execution and performance of this Agreement and any related documents, whether or not the transactions contemplated hereunder or there under are consummated.

         6.5 NON-DISCLOSURE BY SELLER. Seller acknowledges and agrees that, once the sale of the Purchased Assets to Buyer has been consummated hereunder, all Purchased Assets, all Intellectual Assets included therein, and all other information or data related to the Purchased Assets shall be confidential and proprietary exclusively to Buyer (the "Confidential Information"). Seller further acknowledges and agrees that preserving the proprietary character of the Confidential Information is critical to the successful operations and value of Buyer. In view of the foregoing, Seller covenants arid agrees that: (i) all Confidential Information, as of the Closing Date, will be owned exclusively by Buyer and that Seller shall not reserve, retain or have any right, title or interest in or to any such Confidential Information; and (ii) Seller shall hold all such Confidential Information in strictest confidence indefinitely and shall not disclose, divulge, exploit or use, in any manner whatsoever, any of the Confidential Information for its own benefit or the benefit of any Person other than Buyer.

         6.6 AMENDMENT TO DISCLOSURE SCHEDULES. During any period prior to Closing, Seller will update and amend the Disclosure Schedules delivered concurrently with the execution and delivery of this Agreement so that the Disclosure Schedules, as amended, are accurate as of the Closing Date. Seller will make all updates and amendments to the Disclosure Schedules as soon as reasonably practicable after discovery of the additional information. Notwithstanding the foregoing, Buyer, in its sole discretion, may refuse to accept any updates or amendments to the Disclosure Schedules that impact the Purchased Assets.

         6.7 ASSISTANCE FROM BUYER TO SELLER ON SELLER'S EXISTING ACCOUNT RECEIVABLES. Buyer will assist Seller in certain outstanding account receivables from the current distributors and customers pertaining to the 5 products listed on SCHEDULE A INTELLECTUAL PROPERTY and by-products or components thereof. In the event that the distributor(s) and/or customer(s) refuse to pay the invoices owed to the Buyer, Seller will notify the non-conforming distributor(s) or customer(s) that the invoice(s) owed to the Buyer must be paid prior to shipment of a new order received by the Buyer. This assistance is limited only to the customers who have ordered the products or by-products as listed on Schedule A, from the Buyer.

                                   ARTICLE 7

                             CONDITIONS TO CLOSING
                             ---------------------

         7.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer to consummate the transactions provided for hereby are subject, in the reasonable discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:


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                  (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Seller contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and the Seller will have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

                  (b) CONSENTS. All consents necessary to the consummation of the transactions contemplated hereby shall have been obtained.

                  (c) CLOSING DOCUMENTS. Seller shall have tendered for delivery the documents and other items to be delivered by Seller pursuant to Section 8.2(a) of this Agreement in the form and substance reasonably satisfactory to the Buyer.

                  (d) MATERIAL ADVERSE EFFECT. There shall not have occurred any event, fact or circumstance that causes, results in or constitutes a material adverse effect upon all or any portion of the Purchased Assets.

                  (e) ASSIGNMENTS. Seller shall have executed and, if necessary, recorded any assignments, conveyances, or documents of transfer as Buyer deems appropriate to fully consummate and effectuate the assignment of any Intellectual Assets in connection with the Purchased Assets to Buyer.

                  (f) DUE DILIGENCE REVIEW. Buyer had the opportunity to conduct a due diligence review of the Seller and the Purchased Assets, and in the sole discretion of the Buyer, Buyer is satisfied that it should proceed with the transactions contemplated hereby.

                  (g)

         7.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller to consummate the transactions provided for hereby are subject, in the reasonable discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

                  (a) REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Buyer contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and the Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

                  (c) CLOSING DOCUMENTS. Buyer shall have tendered for delivery the documents and other items to be delivered by Buyer pursuant to Section 8.2(b) of this Agreement in the form and substance reasonably satisfactory to the Seller.

                                    ARTICLE 8

                                     CLOSING
                                     -------

         8.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on September 30, 2002 (the "Closing Date") via facsimile, unless the parties hereto otherwise agree.

         8.2 DELIVERIES AT CLOSING. On the Closing Date:


                  (a) DELIVERIES BY SELLER TO BUYER. The Seller shall execute, where applicable, and deliver to Buyer:

                           (i) A Bill of Sale, in the form attached hereto as
Exhibit A, conveying the Purchased Assets;


                           (ii) CERTIFIED RESOLUTIONS. Resolutions adopted by
the managers of the Seller, duly certified by a manager of the Seller, authorizing the sale of the Purchased Assets to Buyer as contemplated hereunder and approving the execution, delivery and performance of this Agreement arid any related documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, have been delivered to Buyer.

                           (iii) CERTIFICATE OF INCUMBENCY. Seller shall have
delivered to Buyer a certificate of incumbency certifying to the authority of individuals who have executed this Agreement arid any documents related thereto on behalf of Seller.

INTELLECTUAL ASSETS. All Intellectual Assets including but not limited to design control records, manufacturing documents, quality control documents, technical support records, historical files, standard operating procedures, customer lists, vendor lists, copies of FDA submissions, computer files, notebooks, processes reduced to writing, spread sheets, formulas, and the like and any and all other documentation that will assist the Buyer in producing, selling and marketing Products. The conveyance of the intellectual assets will be made by the employees of Sangui Biotech, Inc. at 1508 Brookhollow Drive, Suite 354, Santa Ana, California.

                           (iv) OTHER DOCUMENTS. All other documents reasonably
necessary to vest in Buyer the Purchased Assets pursuant to the terms hereof as Buyer may reasonably request.

                           (v) TANGIBLE ASSETS. Seller shall deliver to Buyer as
soon as practicable after the Closing, but in no event after more than three (3) business days, all the Tangible Assets listed on Schedule B and such Intellectual Assets that were too bulky or cumbersome to deliver at the Closing, to the offices of the Buyer or the Buyer's Agents, 1533 Monrovia Avenue, Newport Beach, California or such other location, within reasonable proximity, designated at the Closing by the Buyer. Risk of loss or damage to the Purchased Assets shall pass to the Buyer at the Closing but Seller shall use reasonable care in transporting the Assets, acting with such case as though the Assets were still the property of the Seller, to effect delivery of the Purchased Assets to the Buyer. Buyer will either provide pick up services at the expense of the buyer to move the Tangible Assets listed on Schedule B or will furnish the pickup with both the employees of the Seller and the Buyer.

                  (b) DELIVERIES BY BUYER TO SELLER. The Buyer shall execute, where applicable, and deliver to Seller:

                           (i) This Agreement,; and

                           (ii) Such other documents and items as the Seller may
reasonably request.

                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         9.1 NOTICES. Any and all notices, requests, consents, demands or other communications required or permitted to be given under this Agreement (the "Notice") shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by United States registered or certified mail (return receipt requested), (ii) when delivered, if delivered personally by commercial courier, (iii) on the second following business day, if sent by United States Express Mail or overnight courier or (iv) upon the date reflected on a facsimile confirmation from the transmitting facsimile machine, if sent by facsimile transmission and delivery of the facsimile transmission is confirmed telephonically within one (1) business day, whether or not such Notice was received or rejected, and in each case to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice) with applicable postage or delivery charges prepaid:

               If to Buyer:

               Biomerica, Inc.
               1533 Monrovia Avenue
               Newport Beach, CA 92663
               Facsimile: (949) 722-6674
               Attn.: Francis Capitanio


               If to Seller:

               Sangui Bio Tech, Inc.
               c/o Sangui BioTech AG
               Alfred Herrhausen Strasse 44
               D-58455 Witten
               Germany

               Attn.: Professor Wolfgang Barnikol

         9.2 HEADINGS. The headings of the sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

         9.3 ENTIRE AGREEMENT. This Agreement, together with the exhibits, constitutes the final written integrated expression of all of the agreements between Buyer and Seller respecting the matters addressed herein. This Agreement and the exhibits attached hereto supersede all prior or contemporaneous, written or oral, memoranda, arrangements, Contracts or understandings between or among the parties hereto relating to the subject matter hereof. Any representations, promises, warranties or statements made by any party which differ in any way from the terms of this Agreement, the Disclosure Schedules and the exhibits attached hereto shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements or Contracts between them related in any way to the matters herein contained unless specifically included or referred to herein.

         9.4 WAIVER. Either Buyer or Seller may, by written notice to the other,
(i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the other; (ii) waive any inaccuracies in the representations of the other contained in this Agreement, the Disclosure Schedules (as may be amended), or in any documents delivered pursuant to this Agreement; (iii) waive compliance with any of the covenants of the other contained in this Agreement; and (iv) waive or modify performance of any of the obligations or the other. Neither consummation of the transactions contemplated hereunder nor any action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or waiver of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

         9.5 SEVERABILITY. In the event that any provision in this Agreement shall be found by a court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal or unenforceable, and the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         9.6 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the Seller and its successors and assigns. Without limiting the generality of the foregoing, the Seller may assign or otherwise transfer its rights to receive the payments from Buyer under Article 2 to any other party, including without limitation, its sole owner, Sangui Biotech International, Inc. and its affiliates, Sangui Biotech AG and GlukoMeditech AG.; provided, however, that Buyer's obligations to make the payments to Seller as provided in Article 2 may not be assigned without the consent of the Seller.

         9.7 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with, and governed by, the laws of the State of California, without regard to principles relating to conflicts of law, Any and all service of process shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided.

         9.8 CONSTRUCTION. This Agreement has been drafted with the joint participation of each of the parties hereto and shall be construed to be neither against nor in favor of any party hereto, but rather in accordance with the fair meaning hereof.

         9.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered the same agreement.

         9.10 AMENDMENTS. No amendment, modification or addition to this Agreement, in any minor or material respect, shall be valid unless expressly set forth in a dated, written instrument which has been signed by Seller and Buyer.

         9.11 ATTORNEYS' FEES. In the event of any dispute with respect to the subject matter of or construction of this Agreement (including an arbitration or mediation), the prevailing party shall be entitled to recover its reasonable attorneys' fees and court, arbitration or mediation costs incurred in resolving or settling the dispute, in addition to any and all other damages or relief which a court, arbitrator or mediator may deem proper.

         9.12 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BUYER:                                       BIOMERICA INC.
                                             a Delaware corporation


                                             By: /s/ Francis Capitano
                                                 -----------------------------
                                             Title: President


SELLER:                                      SANGUI BIO TECH, INC.

                                             By: /s/ signature
                                                 -----------------------------
                                             Title:




                       SCHEDULE A - INTELLECTUAL PROPERTY
                       ----------------------------------


All and any know-how involved in the development, manufacture, quality control, sale and support of the products listed below, including, but not limited to design control records, manufacturing documents, quality control documents, technical support records, historical files, customer lists, vendor lists, and any and all other documentation that will assist Buyer in producing selling and marketing such products:

Parathyroid Hormone (PTH) IRMA Assay

Parathyroid Hormone (PTH) ELISA Assay

Adrenocortocotropic Hormone (ACTH) ELISA Assay

Calcitonin ELISA Assay

Erythropoictin (EPO) ELISA Assay

                          SCHEDULE B - TANGIBLE ASSETS
                          ----------------------------

Conference table and chairs (Bales)
AST Computer (Best Buy)
Compaq Computer (Staples)
HP LaserJet 3100S (Staples)
HP eVetra (PC Connection)
Microplate Reader & Software (Bio-Tek)
Pump & Accessories (Cole-Parmer)
Microplate MultiWash (Labsystems)
Commercial Refrigerator, 2-door, Beverage-Air (Ace Fixture)
IsoData Gamma Counter, 20/10 (CaDxServ)
Mettier Analytical Balance (Genie Corp)
Centrifuge (VWR)
Microplate Washer (Bio-Tek)
Column for Bead Processing (Millipore)
Walk-in Refrigerator (Norm's Refrigeration)
Pump Dispenser & Pumphead (Cole-Parmer)
Scale, High Capacity (McMaster-Carr)
Vacuum Pressure Pump (Cole Parmer)
PH Meter (VWR)
Vacuum Pump (GAST)
Water Bath (Blue M)
Miscellaneous refrigerators, freezers, shelving, etc. at the principal location of the Seller.

                             SCHEDULE C - INVENTORY
                             ----------------------


         The inventory was counted as of June 30, 2002, the fiscal year end of Sangui BioTech Inc. Corbin & Wertz Certified Accountants, LLP, Irvine, CA, auditors to Sangui BioTech Inc. conducted their testing on the inventory counts submitted to them using the generally accepted accounting principles as one of their audit exercises and process. The attached Sub-Schedule C is a bona fide copy of the inventory submitted the CPA firm, with the deletion of all items NOT listed to Schedule A of this agreement.

         Subsequent to June 30, 2002, Sangui BioTech Inc. used some of the inventory for shipments to meet orders, take some of the raw material to make intermediate components, purchased some raw material to continue to make the intermediate components such as the calibrators. The significant changes in inventory mostly pertain to the manufacturing of calibrators for Parathyroid Hormone (PTH) ELISA Assay, Adrenocortocotropic Hormone (ACTH) ELISA Assay, Calcitonin ELISA Assay and Parathyroid Hormone (PTH) IRMA listed in Schedule A of this agreement, because there were insufficient quantities to meet expected orders from the customers and distributors. Biomerica agrees to accept the inventory as submitted by the employees of Sangui BioTech Inc. provided the inventory received agrees reasonably well with the quantities shown in Sub-Schedule C, with due considerations to the usages and new purchases as described above.

                                   EXHIBIT A

                                  BILL OF SALE

         Sangui Bio Tech Inc., a Delaware corporation (the "Assignor"), for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, does hereby sell, assign, transfer, and convey unto BIOMERICA, INC., a Delaware corporation (the "Assignee"), its successors and assigns, all rights (whether at common law or otherwise), title and interest in and to the Purchased Assets, all as described in that certain Asset Purchase Agreement dated September 15, 2002 by and between the Assignor and the Assignee (the "Purchased Assets"), to have and to hold the Purchased Assets forever.

         The Assignor, subject to the terms of the Asset Purchase Agreement relating to the sale of the Assets, does hereby warrant, covenant, and agree that it

         (a) Has good and marketable tide to the Assets hereby sold, assigned, transferred, conveyed, and delivered;

         (b) Will warrant and defend the sale of the Assets against all and every person or persons whomsoever claiming to or making claim against arty or all of the same; and

         (c) Will take all reasonable steps necessary to put Assignee, its successor or assigns, in actual possession and operating control of the Assets.

         IN WITNESS WHEREOF, the Assignor has caused the same to be signed this 30th day of September, 2002.

                                            Sangui Bio Tech, Inc.
                                            A Delaware Corporation company



                                            By: /s/ Wolfgang Barnikol
                                                --------------------------------
                                            Name:
                                            Its:

                            CERTIFICATE OF INCUMBENCY

         Each of the undersigned, Wolfgang Barnikol and Patrick Onishi, hereby certifies that he is the incumbent President and Secretary, respectively, of Sangui Bio Tech, Inc., a Delaware corporation (the "Corporation") and that, as such, he is authorized to execute on behalf of the Corporation the Asset Purchase Agreement by and between the Corporation and Biomerica Inc., a Delaware corporation, dated as of September 15, 2002, as well as any other documents required to be executed as contemplated by the Asset Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of Corporation as of September 12, 2002.

                                         SANGUI BIO TECH, INC.

                                         By: /s/ Wolfgang Barnikol
                                             -----------------------------------
                                             Wolfgang Barnikol, President


                                         By: /s/ Patrick Onishi
                                             -----------------------------------
                                             Patrick Onishi



                                     *****

                              OFFICER'S CERTIFICATE




         The undersigned, Wolfgang Barnikol, does hereby certify that he is the President of Sangui Bio Tech, Inc., a Delaware corporation (the "Corporation"), and that the following resolutions were duly adopted by the Board of Directors of the Corporation (the "Board") by unanimous written consent of the Board executed to be effective as of September 11, 2002:

         WHEREAS, Sangui BioTech International, Inc., a Colorado corporation ("Patent"), owns all the outstanding equity interests in the Corporation;

         WHEREAS, Messrs. Wolfgang Barnikol and Patrick Onishi are the President and Secretary, respectively, of the Corporation;

         WHEREAS, the Corporation and Parent have been in negotiations with Biomerica Inc., a Delaware corporation ("Buyer"), to enter into an Asset Purchase Agreement (the "Agreement") pursuant to which the Corporation will sell all its assets (collectively, the "Assets") to Buyer in exchange for $60,000 cash to the Corporation (the "Purchase Price");

         WHEREAS, pursuant to the Agreement, Buyer shall pay the Purchase Price by paying $20,000 to the Corporation on each of December 1, 2002, December 1, 2003 and December 1, 2004;

         WHEREAS, the Board has reviewed a draft of the Agreement as well as a Bill Of Sale and additional documents (collectively, the "Ancillary Documents") to be executed upon consummation of the transactions contemplated by the Agreement (the "Closing");

         WHEREAS, the Board believes that it is in the Corporation's best interests for the Corporation to effect the transactions contemplated by the Agreement and the Ancillary Documents;

         RESOLVED, that the Board approves the Corporation's sale of the Assets to Buyer;

         FURTHER RESOLVED, that the Corporation enter into the Agreement and the Ancillary Documents pursuant to which the Corporation will agree to sell the Assets to Buyer; and

         FURTHER RESOLVED, that each of Messrs. Barnikol and/or Onishi be, and each of them hereby is, authorized and directed to do and perform, or cause, to be done and performed, all such acts, deeds and things, and to make, amend, execute and deliver, or cause to be made, amended, executed and delivered, the Agreement and the Ancillary Documents and all such other agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions arid any of the transactions contemplated thereby.

         IN WITNESS WHEREOF, I have hereunto signed my name as of September ___, 2002.


                                             SANGUI BIO TECH, INC.


                                             By: /s/ Wolfgang Barnikol
                                                 -------------------------------
                                                 Wolfgang Barnikol, President




                                      *****

                              CONSENT OF DIRECTORS
                                       OF
                              SANGUI BIO TECH, INC.

         Pursuant to Section 141 of Title 8 of the General Corporation Law of Delaware, the undersigned, being all the members of the Board Of Directors (the "Board") of Sangui Bio Tech, Inc., a Delaware corporation (the "Corporation'), hereby consent to, vote in favor of; and adopt the following resolutions by unanimous written consent without a meeting:

         WHEREAS, Sangui BioTech International, Inc., a Colorado corporation ("Parent"), owns all the outstanding equity interests lathe Corporation;

         WHEREAS, Messrs. Wolfgang Barnikol and Patrick Onishi are the President and Secretary, respectively, of the Corporation;

         WHEREAS, the Corporation and Parent have been in negotiations with Biomerica Inc., a Delaware corporation ("Buyer"), to enter into an Asset Purchase Agreement (the "Agreement") pursuant to which the Corporation will sell all its assets (collectively, the "Assets") to Buyer in exchange for $60,000 cash to the Corporation (the "Purchase Price");

         WHEREAS, pursuant to the Agreement, Buyer shall pay the Purchase Price by paying $20,000 to the Corporation on each of December 1, 2002, December 1, 2003 and December 1, 2004;

         WHEREAS, the Board has reviewed a draft of the Agreement as well as a Bill Of Sale and additional documents (collectively, the "Ancillary Documents") to be executed upon consummation of the transactions contemplated by the Agreement (the "Closing");

         WHEREAS, the Board believes that it is in the Corporation's best interests for the Corporation to effect the transactions contemplated by the Agreement and the Ancillary Documents;

         RESOLVED, that the Board approves the Corporation's sale of the Assets to Buyer

         FURTHER RESOLVED, that the Corporation enter into the Agreement and the Ancillary Documents pursuant to which the Corporation will agree to sell the Assets to Buyer; and

         FURTHER RESOLVED, that each of Messrs. Barnikol and/or Onishi be, and each of them hereby is, authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things, and to make, amend, execute and deliver, or cause to be made, amended, executed and delivered, the Agreement and the Ancillary Documents and all such other agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby

         This Consent Of Directors may be executed in one or more counterparts, all of which taken together shall constitute a single instrument. This Consent Of Directors is executed to be effective as of September 11, 2002.



                                             /s/ Wolfgang Barnikol
                                             -----------------------------------
                                             Wolfgang Barnikol


                                             /s/ Oswald Burkhard
                                             -----------------------------------
                                             Oswald Burkhard


                                             /s/ Dora Malek
                                             -----------------------------------
                                             Dora Malek


                                             /s/ Joachim Lutz
                                             -----------------------------------
                                             Joachim Lutz


                                     *****

                              CONSENT OF DIRECTORS
                                       OF
                       SANGUI BIOTECH INTERNATIONAL, INC.

         Pursuant to Section 7-108-202 of the Colorado Business Corporation Act, the undersigned, being all the members of the Board Of Directors (the "Board") of Sangui BioTech International, Inc., a Colorado corporation (the "Corporation"), hereby consent to, vote in favor of, and adopt the following resolutions by unanimous written consent without a meeting:

         WHEREAS, the Corporation owns all the outstanding equity interests in Sangui BioTech, Inc., a Delaware corporation ("Seller");

         WHEREAS, (1) Messrs. Wolfgang Barnikol and Patrick Onishi are the President and Secretary, respectively, of Seller, and (2) the undersigned members of the Board also are the only directors of Seller;

         WHEREAS, the Corporation and Seller have been in negotiations with Biomerica a Delaware corporation ("Buyer"), to enter into an Asset Purchase Agreement (the "Agreement") pursuant to which Seller will sell all its assets (collectively, the "Assets") to Buyer in exchange for $60,000 cash to Seller (the "Purchase Price");

         WHEREAS, pursuant to the Agreement, Buyer shall pay the Purchase Price by paying $20,000 to Seller on each of December 1, 2002, December 1, 2003 and December 1, 2004;

         WHEREAS, the Board has reviewed a draft of the Agreement as well as a Bill Of Sale and additional documents (collectively, the "Ancillary Documents") to be executed upon consummation of the transactions contemplated by the Agreement (the "Closing");

         WHEREAS, the Board believes that it is in the Corporation's and Seller's best interests for Seller to effect the transactions contemplated by the Agreement and the Ancillary Documents;

         RESOLVED, that the Board approves Seller's sale of the Assets to Buyer;

         FURTHER RESOLVED, that Seller enter into the Agreement and the Ancillary Documents pursuant to which Seller will agree to sell the Assets to Buyer;

         FURTHER RESOLVED, that, as the sole shareholder of Seller, the Corporation confirms the election of each of the undersigned members of the Board as the members of the Board Of Directors of Seller, and

         FURTHER RESOLVED, that each of Messrs. Barnikol and/or Onishi be, and each of them hereby is, authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things, and to make, amend, execute and deliver, or cause to be made, amended, executed and delivered, the Agreement and the Ancillary

Documents and all such other agreements, undertakings, documents, instruments or certificates in the name and on behalf of Seller or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby.

         This Consent Of Directors may be executed in one or more counterparts, all of which taken together shall constitute a single instrument. This Consent Of Directors is executed to be effective as of September 11, 2002.



                                             /s/ Wolfgang Barnikol
                                             -----------------------------------
                                             Wolfgang Barnikol


                                             /s/ Oswald Burkhard
                                             -----------------------------------
                                             Oswald Burkhard


                                             /s/ Dora Malek
                                             -----------------------------------
                                             Dora Malek


                                             /s/ Joachim Lutz
                                             -----------------------------------
                                             Joachim Lutz


                                     *****

                                       2